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                                                                EXHIBIT 10.18(a)

THE SECURITIES REPRESENTED BY THIS NOTE AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.



                                 ASPENBIO, INC.

                         6% CONVERTIBLE PROMISSORY NOTE


$500,000 U.S.                                                       JULY 5, 2002

         FOR VALUE RECEIVED, ASPENBIO, INC., a Colorado corporation (the "COMPANY"), hereby promises to pay to the order of MICHAEL S. SMITH, an individual (the "HOLDER"), in lawful money of the United States at the address of Holder set forth below, the principal amount of $500,000, together with Interest (as hereinafter defined), which such Interest shall accrue from the date hereof until the date of payment in full of the aggregate principal amount of this Note or the conversion of this Note pursuant to the terms hereof.

         This Note is intended to provide Company (a) cash for a liquid asset accounting containing $350,000 (the "ACCOUNT") at FirstBank of Tech Center (the "BANK"), and (b) $150,000 for general operating expenses. The Account shall serve as collateral (the "COLLATERAL") for Company's construction loan, which it is obtaining from the Bank (the "CONSTRUCTION LOAN") for the construction of a building located at the Southwest Terminus of South Perry Street, Castle Rock, Colorado (the "BUILDING").

         This Note has been executed by Company on the date set forth above (the "EFFECTIVE DATE").

         1. Interest. Except as otherwise provided herein, interest shall accrue on the outstanding principal amount of this Note at the rate of 6% per annum, calculated on the basis of the number of days elapsed in a 360-day year. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding principal amount of this Note at the rate per annum of the lower of 18% or the maximum rate of interest permissible under any applicable law at any time (the "DEFAULT INTEREST RATE"). The term "INTEREST" shall include both the 6% per annum and the Default Interest Rate.

         2. Maturity. Unless this Note is earlier converted into shares of the Company's Common Stock (as defined herein), the principal of and accrued Interest on this

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Note is due and payable in a single lump sum payment on the earliest to occur of
(collectively, the "MATURITY DATE"):

            2.1. the 12 month anniversary of the Effective Date; or

            2.2. (i) upon the Bank's release of the entire Account and Collateral or (ii) upon the closing of a permanent loan to take out the Construction Loan, provided that in no event shall the Maturity Date occur prior March 31, 2003, unless Holder consents in writing (which consent may be withheld in Holder's sole discretion);

provided, however, that upon the occurrence of an Event of Default (as hereinafter defined), all unpaid principal and accrued Interest on this Note shall immediately become due and, in the case of an Event of Default described in Sections 11.1 or 11.2 payable upon the written demand of Holder and, in the case of an Event of Default described in Section 11.3, without any action by Holder. Upon payment in full of all principal and Interest payable hereunder, this Note shall be surrendered to Company for cancellation.

         3. Application of Payments.

            3.1. Except as otherwise expressly provided herein, each payment of outstanding principal amount and Interest on this Note shall be applied (i) first to the repayment of any sums incurred by Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Default Interest, (iii) then to the payment of Interest, and (iv) then to the reduction of the principal.

            3.2. Upon payment in full of the principal of, and accrued and unpaid Interest on, this Note, this Note shall be marked "Paid in Full" and returned to Company.

         4. Prepayment. This Note may be prepaid in part or in full at any time after March 31, 2003, but not before such date.

         5. Note Conversion.

            5.1. Conversion. At any time on or prior to the Maturity Date, Holder may elect to convert all, or any part, of the outstanding principal balance of this Note and all Interest accrued and unpaid thereon into shares of common stock of the Company (the "COMMON STOCK") at a conversion price per share of Common Stock of $1.50, as adjusted and readjusted from time to time in accordance with Section 5.3 (such conversion price, as so adjusted and readjusted and in effect at any time, being herein call the "CONVERSION PRICE").

            5.2. Conversion Procedure.

                 5.2.1 Notice of Conversion. Holder shall delivered to Company written notice that Holder is exercising his conversion right pursuant to
Section 5.1 ("CONVERSION NOTICE"). Such Conversion Notice shall set forth (i) the principal amount of this Note and the amount of accrued Interest that Holder intends to convert and (ii) the date on which such conversion will occur. All amounts converted shall be applied first to any accrued, but unpaid Interest, then to the reduction of principal.


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                 5.2.2 Delivery of Stock Certificates. As promptly as
practicable after the conversion of this Note, Company at its expense will issue and deliver to Holder a certificate(s) for the number of full shares of Common Stock issuable upon such conversion.

                 5.2.3 Delivery of Replacement Note. Upon the conversion of this Note, Holder shall surrender this Note, duly endorsed, at the principal office of Company. If Holder only converts part of the principal amount of this Note, as promptly as practicable after the conversion of that portion of this Note, Company at its expense will issue and deliver to Holder a new principal amount of this Note, Company shall be forever released from all its obligations and liabilities under this Note.

                 5.2.4 Fractional Shares. No fractional shares of the Company's Common Stock shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, the number of shares of Common Stock to be issued shall be rounded up to the next whole number of shares.

            5.3. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                 5.3.1 If Company shall issue any Additional Stock, or rights to acquire Additional Stock (as hereinafter defined) for a consideration per share less than the Conversion Price immediately prior to the issuance of such Additional Stock (the "LOWER PRICE"), the Conversion Price for this Note in effect immediately prior to each such issuance shall be reduced to the Lower Price.

                 5.3.2 In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                 5.3.3 In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Company's board of directors (the "BOARD OF DIRECTORS").

                 5.3.4 "ADDITIONAL STOCK" shall mean any shares of Common Stock issued by Company after the Effective Date hereof except:

                       5.3.4.1 Common Stock issued pursuant to a transaction described in Section 5.3.5;

                       5.3.4.2 400,000 shares of Common Stock issuable to employees, directors, officers or consultants of Company pursuant to stock options outstanding on the Effective Date under the 2002 Stock Incentive Plan;

                       5.3.4.3 200,000 shares of Common Stock issuable to directors of the Company pursuant to stock options outstanding on the Effective Date;

                       5.3.4.4 830,000 shares of Common Stock issuable pursuant to warrants outstanding on the Effective Date; or


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                       5.3.4.5 up to 5% of the issued and outstanding Common
Stock as of the Effective Date, issued upon approval of the Company's Board of Directors in connection with any agreement between Company and a third party regarding such third party's development for or together with or sale to Company of technology, know-how or intellectual property.

                 5.3.5 In the event Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, declares a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS"), combine its outstanding shares of Common Stock into a lesser number of shares or issue by reclassification of its shares of Common Stock any shares of its capital stock, without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, subdivision, combination or reclassification if no record date is fixed), the Conversion Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of this Note shall be adjusted in proportion to such change in the number of outstanding shares.

         6. Unsecured and Subordinated. The indebtedness represented by this
Note is secured pursuant to that Pledge Agreement, dated as of the date hereof, executed by Company in favor of Holder (the "PLEDGE AGREEMENT").

         7. Waiver of Notice. The Company hereby waives diligence, notice, presentment, protest and notice of dishonor.

         8. Transfer of this Note or Common Stock on Conversion Hereof. This Note and the securities into which this Note may be converted may be transferred, provided that such transfer complies with any applicable securities laws.

         9. Representations and Warranties of Company.

            9.1. Due Incorporation and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of Company.

            9.2. Due Authorization. Company has full right, power and authority to enter into this Note, to make the borrowings and execute and deliver this Note as provided herein and to perform all of its duties and obligations under this Note. The execution and delivery of this Note will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or Company's bylaws or articles of incorporation. All necessary and appropriate corporate action on the part of Company has been taken to authorize the execution and delivery of this Note.


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            9.3. Enforceability. This Note has been validly executed and delivered by Company and constitutes the legal, valid and binding obligations of Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' right and to the availability of the remedy of specific performance.

            9.4. Capitalization. All of Company's authorized and outstanding equity securities (including securities convertible into equity securities) are identified in the Company's Form S-1, Registration No. 333-86190, as filed with the Securities and Exchange Commission on June 6, 2002.

            9.5. Compliance with Laws. The nature and transaction of Company's business and operations and the use of its properties and assets do not and during the term of this Note shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

            9.6. Absence of Conflicts. The execution, delivery and performance by Company of this Note, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which Company is a party, or by which Company is bound or to which any of the assets of Company is subject, or any judgment, order, writ, decree, authorization or license to which any Company, the assets of Company is bound or subject or any rule, regulations or statutes and will not result in the creation of any lien upon any of the assets of Company.

            9.7. Issuance Upon Conversion. Company shall reserve an adequate number of shares of Common Stock for conversion of this Note. Upon conversion of this Note, the Common Stock shall be validly issued, fully paid and nonassessable, and Company shall use its reasonable efforts to ensure that the Common Stock issuable upon conversion of this Note will be issued in accordance with exemptions under applicable federal and state securities laws.

            9.8. Litigation and Taxes. There is no litigation or governmental proceeding pending, or to the best knowledge of Company after due inquiry, threatened, against Company. Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of Company after due inquiry, threatened in respect of any tax returns of Company.

            9.9. Indebtedness; Liens; Material Contracts. Except as set forth in
Schedule 1 attached hereto, (a) Company has incurred no indebtedness, or liens or encumbrances on any of its assets, other than pursuant to purchase-money loans or leases in the ordinary course of business, in all cases not exceeding $50,000 in the aggregate and (b) Company has not entered into any contracts involving payments of more than $50,000 in the aggregate or that are otherwise material to Company's business.

            9.10. No Omissions or Misstatements. None of the information included in this Note or other documents or information furnished or to be furnished by Company, or any of its representations, contains any untrue statement of a material fact or is misleading in any


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material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to Holder and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

         10. Covenant of Company. If payment for a Cost Overrun (as defined below) will be satisfied by withdrawal or use of funds from the Account, Company shall obtain the prior written approval from Holder before allowing or approving any change orders that would increase the cost of constructing the Building over the estimated cost of $3,627,199 (a "COST OVERRUN"). Holder agrees to use commercially reasonable judgment with respect to his decision to approve such Cost Overruns; provided, however, that if at anytime the Account has less than $200,000, then Holder's decision to approve such Cost Overruns shall be in his sole and absolute discretion.

         11. Events of Default. The occurrence of any of following events (each an "EVENT OF DEFAULT"), not cured in the applicable cure period or grace period, if any, shall constitute an Event of Default of Company:

             11.1. a material breach of any representation, warranty, covenant or the other provisions of this Note, which is not cured within 5 days following notice thereof to Company;

             11.2. the failure to make when due any payment described in this Note;

             11.3. (i) the application for the appointment of a receiver or custodian for Company or the property of Company, (ii) the entry of an order for relief or the filing of a petition by or against Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Company, (iv) Company becomes insolvent; or (v) Company's default under the Construction Loan.

         12. Miscellaneous.

             12.1. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

             12.2. Loss or Mutilation of Note. Upon receipt by Company of evidence satisfactory to Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Company shall execute and deliver to Holder a new Note of like tenor and denomination as this Note. Principal is payable only to the registered Holder of this Note.

             12.3. Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.


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             12.4. Legend. Any certificate representing shares of Company's
Common Stock issued upon conversion of this Note or otherwise issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

             12.5. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

                  if to Company to:

                  AspenBio, Inc.
                  8100 Southpark Way, Building B-1
                  Littleton, Colorado 80120
                  Attn:    Roger D. Hurst
                  Fax:     (303) 794-2000

                  with a copy to:

                  Krendl Krendl Sachnoff & Way PC
                  370 17th Street, Suite 5350
                  Denver, Colorado  80202
                  Telephone:  (303) 629-2600
                  Facsimile :  (303) 629-2606
                  Attention:  Cathy S. Krendl, Esq.

                  and

                  Patton Boggs LLP
                  1660 Lincoln Street, Suite 1900
                  Denver, Colorado  80202
                  Telephone:  (303) 830-1776
                  Facsimile:  (303) 894-9239
                  Attention:  Robert M. Bearman, Esq.


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                  if to Holder to:

                  Michael S. Smith
                  c/o The Kaitar Foundation
                  1660 Lincoln St., Suite 1420
                  Denver, CO  80264
                  Fax:     (303) 832-9015

                   with a copy to:

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, CO  80202
                  Attn:  Steven Demby. Esq.
                  Fax No.:  (303) 223-0919

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

             12.6 Note Holder Not Shareholder. This Note does not confer upon Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

             12.7 Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Colorado. The jurisdiction and venue shall be in court situated in the City and County of Denver, Colorado.

             12.8 Waiver and Amendment. Any term of this Note may be amended, waived or modified with the written consent of Company and Holder of this Note.

             12.9. Remedies; Attorneys Fees. No delay or omission by Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Holder and the undersigned or any other person shall be deemed a waiver by Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. The rights and remedies of Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Company agrees to pay, in addition to the principal and Interest payable hereunder, reasonable attorneys' fees and any other costs incurred by Holder in connection with its pursuit of its remedies under this Note.



                                    * * * * *


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         IN WITNESS WHEREOF, Company has caused this Note to be signed in its name this 5th day of July, 2002.


ASPENBIO, INC.

By:
         -------------------------------
           Name:
                  ----------------------
           Title:
                  ----------------------

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                                   SCHEDULE 1


1. Promissory Note issued to Roger Hurst, approximate outstanding principal amount of $625,000 as of the Effective Date.

2. Promissory Note issued to Roger Hurst, approximate outstanding principal amount of $267,500 as of the Effective Date.

3. Promissory Note issued to Roger Hurst, approximate outstanding principal amount of $29,775 as of the Effective Date.

4. Equipment Lease with Colorado Business Leasing, approximate outstanding principal amount of $150,000 as of the Effective Date.

5.   License Agreement with the University of Wyoming.

6.   License Agreement with the University of Idaho.